       As filed with the Commission on March __, 2000 File No. 33-_____

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                 ____________

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                 ____________

                               BROOKSTONE, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                                 06-1182895
---------------------------------                         ----------------------
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)

                              17 Riverside Street
                         Nashua, New Hampshire 03062
      -----------------------------------------------------------
         (Address of principal executive offices, including zip code)

                          1999 EQUITY INCENTIVE PLAN
                          --------------------------
                           (Full title of the plan)

                                 Philip Roizin
                               Brookstone, Inc.
                              17 Riverside Street
                         Nashua, New Hampshire  03062
                                (603) 880-9500
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
 Title of                Amount              Proposed         Proposed          Amount of
 Securities              to be               maximum          maximum           registration
 to be                   registered          offering         aggregate         fee
 registered                                  price per        offering
                                             share/(1)/       price/(1)/
-------------------------------------------------------------------------------------------------
 Common Stock,           425,000             $16.44           $6,987,000.00     $1,844.57
 par value $0.001
-------------------------------------------------------------------------------------------------

/(1)/ The offering price for the 425,000 shares to be registered has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Brookstone, Inc. Common Stock, par value $0.001, reported on the NASDAQ National Market System on March 7, 2000.

                            Exhibit Index on Page 7.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.   Incorporation of Documents by Reference.
           ----------------------------------------

           The Registrant hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") on April 30, 1999.

(b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K.

(c) The description of the Common Stock of the Registrant contained in the Registration Statement on Form S-1 originally filed with the Commission on April 10, 1992 (File No. 33-47123) under the Securities Act of 1933, as amended, under the caption "Description of Capital Stock" incorporated by reference into the Registrant's Registration Statement on Form 8-A filed with the Commission on March 22, 1993 under Section 12 of the Securities Exchange.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.    Description of Securities.
           --------------------------

           Not required.

Item 5.    Interests of Named Experts and Counsel.
           ---------------------------------------

           No material interests.

Item 6.    Indemnification of Directors and Officers.
           ------------------------------------------

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 102(b) (7) of the General Corporation Law of the State of Delaware, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's Restated Certificate of Incorporation provides that the Company's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. The Restated Certificate of Incorporation further provides that the registrant shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

      The Company also maintains directors' and officers' liability insurance with a limit of $10,000,000.

Item 7.    Exemption from Registration Claimed.
           ------------------------------------

           Not applicable.

Item 8.    Exhibits.
           ---------

Exhibit
      4.   Brookstone, Inc. 1999 Equity Incentive Plan
           (Incorporated by reference to Exhibit A of Proxy
           Statement accompanying the Registrant's
           submission of Schedule 14A filed with the Commission on April 30, 1999).


      5.   Opinion of Ropes & Gray.

      23.1 Consent of PricewaterhouseCoopers LLP.

      23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

      24.  Powers of Attorney.


Item 9.    Undertakings
           ------------

           (a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and
                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided,
                                                                --------
                    however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
                    -------
                    apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashua, New Hampshire, on this 7th day of March, 2000.

                    BROOKSTONE, INC.


                    By: /s/ Michael F. Anthony
                       ---------------------------
                    Michael F. Anthony
                    Chairman of the Board of Directors, President
                    and Chief Executive Officer.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                              Title
       ---------                              -----

     *                              Chairman of the Board of Directors,
----------------------------
Michael F. Anthony                  President and Chief Executive Officer
                                    (Principal Executive Officer)

/s/ Philip Roizin                   Executive Vice President, Treasurer
----------------------------
Philip Roizin                       and Secretary
                                    (Principal Financial and Accounting Officer)


     *                              Director
---------------------------
Mone Anathan, III

     *                              Director
---------------------------
Michael L. Glazer

     *                              Director
---------------------------
Adam Kirsch

     *                              Director
---------------------------
Robert F. White


                                    *By: /s/ Michael F. Anthony
                                         ----------------------
                                         For himself in the capacities
                                         indicated above and as
                                          attorney-in-fact

Date: March 7, 2000

                                 EXHIBIT INDEX

Exhibit
Number                Title of Exhibit                                                        Page
------                ----------------                                                        ----
    4.     1999 Equity Incentive Plan (Incorporated by reference to                             -
           Exhibit A of Proxy Statement accompanying the Registrant's submission of Schedule 14A filed with the Commission on April
           30, 1999).

    5.     Opinion of Ropes & Gray.                                                             8

 23.1      Consent of PricewaterhouseCoopers LLP.                                               9

 23.2      Consent of Ropes & Gray (contained in the opinion filed as                           -
           Exhibit 5 to this registration statement).

   24.     Powers of Attorney.                                                                 10

                                       7